EXHIBIT 99.1

DiVall Insured Income Properties 2, L.P.

QUARTERLY NEWS	February 15, 2013

A Publication of The Provo Group, Inc.	FOURTH QUARTER 2012

FOURTH QUARTER OF 2012 DISTRIBUTION…

The Partnership is distributing $550,000 for the Fourth Quarter of 2012, which is $11.88 per unit. This is $110,000 ($2.38 per unit) higher than the originally budgeted amount. The sale of the vacant Phoenix, AZ property in October 2012, which was not budgeted, netted $293,000 ($6.33 per unit) to the partnership. However, this is partially offset by the two year extension of the Note Receivable, which extended principal payments of $197,000 ($4.26 per unit) beyond 2012.

ADDITIONAL FINANCIAL INFORMATION CAN BE ACCESSED…

For further Quarterly 2012 unaudited financial information, see the Partnership’s interim financial reports filed on Form 10-Q. A copy of the First, Second and Third Quarter 2012 10-Q’s and other public reports can be viewed and printed free of charge at the Partnership’s website at www.divallproperties.com or at the SEC’s website at www.sec.gov. The Partnership’s 2012 Annual Report on Form 10-K is anticipated to be filed with the SEC by March 31, 2013, at which time the report can also be accessed via the websites.

DISTRIBUTION HIGHLIGHTS

•	$550,000 ($11.88 per unit) distributed for the fourth quarter of 2012, (see Adjusted Condensed Statements of Cash Flows attached).

•	$1,195,000 ($25.82 per unit) distributed for the first through fourth Quarters of 2012, (see Adjusted Condensed Statements of Cash Flows attached).

Between $1,617.55 and $1,468.37 is the range of cumulative total distributions per unit from the first unit sold to the last unit sold before the offering closed (3/90), respectively. (Distributions are from both adjusted cash flow from operations and “net” cash activity from financing and investing activities).

PARTNERSHIP OUTLOOK for 2013…

As of December 31, 2012, all 12 of the Partnership properties were leased and all operating tenants were continuing to abide by the terms of their leases. No leases are set to expire in 2013. Management plans to continue its objective to enhance asset values and maintain predictable cash flows from operations.

Based on current projections, the Partnership anticipates distributing an aggregate of $950,000 ($20.53 per unit) from adjusted operating cash flows and “net” cash activity from investing and financing activities for the four quarters of 2013. We do not anticipate any property sales in 2013.

FORWARD LOOKING STATEMENTS

Forward-looking statements that were true at the time made may ultimately prove to be incorrect or false. Investors are cautioned not to place undue reliance on forward-looking statements, which reflect the Partnership’s management’s view only as of February 1, 2012, the date this newsletter was sent for printing and mail assembly The Partnership undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results. Factors that could cause actual results to differ materially from any forward-looking statements made in this newsletter include changes in general economic conditions, changes in real estate conditions and markets, inability of current tenants to meet financial obligations, inability to obtain new tenants upon the expiration of existing leases, and the potential need to fund tenant improvements or other capital expenditures out of operating cash flow.

SEE INSIDE
Property Highlights	2
Questions & Answers	2
Contact Information	2

PAGE 2	DIVALL 2 QUARTERLY NEWS	4 Q 12

PROPERTY SOLD

Vacant Phoenix, AZ property: The carrying amount of the vacant Phoenix, AZ property was reduced by $390,117 during the fiscal year 2011, to its estimated fair value of $150,000. A contract to sell the vacant Phoenix, Arizona property for $325,000 was executed in February 2012. The sale was closed on October 22, 2012, resulting in net cash proceeds of $293,000, after third party commissions and other selling expenses.

QUESTIONS & ANSWERS

❖	When can I expect to receive my next distribution mailing?

Your distribution correspondence for the First Quarter of 2013 is scheduled to be mailed on May 15, 2013.

❖	When can I expect to receive my Partnership K-1?

According to IRS regulations, Management is not required to mail K-1’s until April 15th , 2013. The 2012 K-1’s are projected to be mailed in March of 2013.

❖	What was the estimated December 31, 2012 Net Unit Value (“NUV”)?

Management had estimated the December 31, 2012 Net Unit Value of each interest of the Partnership to approximate $340, as noted in the letter mailed to investors on February 15, 2013. Please note that the estimated year-end NUV should be adjusted (reduced) for any subsequent property sale(s) or applicable impairment write-downs during the following year. As with any valuation methodology, the General Partner’s methodology is based upon a number of estimates and assumptions that may not be accurate or complete. Different parties with different assumptions and estimates could derive a different estimated NUV. Accordingly, with respect to the estimated NUV, the Partnership can give no assurance that:

•	an investor would be able to resell his or her units at this estimated NUV;

•	an investor would ultimately realize distributions per unit equal to the Partnership’s estimated NUV per unit upon the liquidation of all of the Partnership’s assets and settlement of its liabilities;

•	the Partnership’s units would trade at the estimated NUV per unit in a secondary market; or

•	the methodology used to estimate the Partnership’s NUV per unit would be acceptable to FINRA or under ERISA for compliance with their respective reporting requirements.

❖	How can I obtain hard copies of Quarterly and Annual Reports or other SEC filings?

Please visit the Investor Relations page at the Partnership website at www.divallproperties.com or the SEC website at www.sec.gov to print a copy of the report(s) or contact Investor Relations.

❖	What is the meaning of the word “Insured” in the name of this investment?

In the offering materials from the late 1980’s, sponsored by the former general partners, there was a representation (but no “guarantee”) that the Partnership would seek to insure rents from vacant properties. Although, there was some initial availability of very restrictive and limited (one year) insurance, that availability vanished in the early 1990’s.

In other words, the former general partners were “fast and loose” with professing the concept of “Insured” and the next and final partnership they sold did not use the term in the investment’s name.

❖	How do I have a question answered in the next Newsletter?

Please e-mail your specific question to Lynette DeRose at lderose@tpgsystems.com or visit the Investor Relations page at www.divallproperties.com.

❖	I’ve moved. How do I update my account registration?

Please mail or fax to DiVall Investor Relations a signed letter stating your new address and telephone number. Updates cannot be accepted over the telephone or via voicemail messages.

❖	If I have questions or comments, how can I reach DiVall Investor Relations?

You can reach DiVall Investor Relations at the address and/or number(s) listed below.

CONTACT INFORMATION

MAIL:	DiVall Investor Relations	PHONE:	1-800-547-7686
	c/o Phoenix American Financial Services, Inc.	FAX:	1-415-485-4553
2401 Kerner Blvd.
San Rafael, CA 94901

DIVALL INSURED INCOME PROPERTIES 2 L.P.

ADJUSTED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2012, 2011 and 2010

(Unaudited)

	2012		2011		2010
Net Cash Flows Provided by Operating Activities	$873,067	***	$907,476	**	$1,014,481	**
Adjustments:
Changes in working capital (a)	(24,958)		33,382		9,375
Net Cash flows advanced from past or current cash flows (reserved for future) (b)	10,097		(16,659)		4,025
Cash distributions to General Partner	(3,448	) ***	(3,081	) **	(3,260	) **

Net Adjusted Cash Flows Provided by Operating Activities	$854,758		$921,118		$1,024,621

Cash Flows provided by Investing Activities	$340,242		$468,882		$40,379

Total Adjusted Cash Flows Provided by Operating Activities and Cash Flows Provided by Investing Activities	$1,195,000		$1,390,000		$1,065,000

	(1)		(2)		(3)
	2012		2011		2010
	ACTUAL		ACTUAL		ACTUAL
4th Quarter Cash Distribution	$550,000	***	$640,000	*	$280,000	*

4th Quarter Cash Distribution per Limited Partner Unit	$11.88		$13.83		$6.05

Date Mailed	2/15/2013		2/15/2012		2/15/2011
3rd Quarter Cash Distribution	$230,000	**	$230,000	**	$275,000	**

3rd Quarter Cash Distribution per Limited Partner Unit	$4.97		$4.97		$5.94

Date Mailed	11/15/2012		11/15/2011		11/15/2010
2nd Quarter Cash Distribution	$180,000	**	$265,000	**	$305,000	**

2nd Quarter Cash Distribution per Limited Partner Unit	$3.89		$5.73		$6.59

Date Mailed	8/15/2012		8/15/2011		8/13/2010
1st Quarter Cash Distribution	$235,000	**	$255,000	**	$205,000	**

1st Quarter Cash Distribution per Limited Partner Unit	$5.08		$5.51		$4.43

Date Mailed	5/13/2012		5/13/2011		5/14/2010
Total Cash Distributions for 1st through 4th Quarters	$1,195,000		$1,390,000		$1,065,000

Total Cash Distributions per Limited Partner unit	$25.82		$30.03		$23.01

Number of outstanding Limited Partner units*	46,280.30		46,280.30		46,280.30

(1)	Each quarter’s distributions includes the Buyer’s Note receivable payments related to the 2009 installment sale of the Panda Buffet, Grand Forks, ND property. The 4th quarter’s distribution also includes the $293,000 in net sale proceeds from the October 2012 sale of the Vacant Phoenix, AZ property and the $32,000 principal payment that resulted from the two year extension of the Buyer’s Note receivable on the 2009 installment sale of the Panda Buffet, Grand Forks, ND property.
(2)	Each quarter’s distributions includes the Buyer’s Note receivable payments related to the 2009 installment sale of the Panda Buffet, Grand Forks, ND property. The 4th quarter distribution also includes the $444,000 in net sale proceeds from the November of 2011 sale of the Denny’s, Phoenix , AZ property.
(3)	Each quarter’s distributions includes the Buyer’s Note receivable payments related to the 2009 installment sale of the Panda Buffet, Grand Forks, ND property.
*	As reported in applicable Annual Report filed on 10-K with the SEC
**	As reported in applicable Quarterly Report filed on 10-Q with the SEC
***	Unaudited preliminary information. Annual report filed on 10-K yet to be filed with the SEC
(a)	Timing differences arising from the payment of certain liabilities in a period other than that in which the expense is recognized in determining net income may distort the actual cash flow that operations generate. Therefore, Management adjusts the Partnership’s GAAP cash flow provided by operations to record such amounts in the period in which the liability was actually incurred and reserved for payment.
(b)	As deemed necessary, Management adjusts the Partnership’s GAAP cash flow provided by operations for cash flows advanced from past cash flows or current cash flows reserved for future distributions to allow the Partnership to operate normally.

Non-GAAP Financial Disclosure

Adjusted cash flow provided by operating activities is a non-GAAP financial measure that represents cash flow provided by operating activities on a GAAP basis adjusted for certain timing differences and cash flow advances (deferrals) as described above. Management believes that adjusted cash flow from operating activities is a useful supplemental measure for assessing the cash flow generated from the Partnership’s period and is used in evaluating quarterly cash distributions to limited partners. Adjusted cash flow from operating activities should not be considered as an alternative for cash flow from operating activities computed on a GAAP basis as a measure of our liquidity.